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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Medi-Ject Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-20389 and 333-40483) on Form S-8 of Medi-Ject Corporation of our report dated February 25, 1998, relating to the balance sheets of Medi-Ject Corporation as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the annual report on Form 10-K of Medi-Ject Corporation.

                                       /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 26, 1998